EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES JULY CASH DISTRIBUTION

Dallas, Texas, July 21, 2003 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.161358 per unit, payable on August 14, 2003, to unitholders of record on July 31, 2003. This distribution includes cash receipts relating to oil sales volumes of approximately 23,800 Bbls, or 770 Bbls per day, which were primarily produced in May. The average oil price was $26.25 per Bbl. Also included in this distribution were cash receipts relating to gas sales of approximately 233,000 Mcf, or 7,800 Mcf per day, which were primarily produced in April. The average price of gas was $4.64 per Mcf, a $2.09 decrease from the June distribution average gas price.

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

*        *        *

Contact:	Nancy G. Willis
Assistant Vice President
Bank of America, N.A.
Toll Free—877/228-5084
www.crosstimberstrust.com